ARC Document Solutions Reports Results for Third Quarter 2013
WALNUT CREEK, CA -- (November 6, 2013) - ARC Document Solutions, Inc. (NYSE: ARC), the nation's leading document solutions provider for the architecture, engineering, and construction (AEC) industry, today reported its financial results for the third quarter ended September 30, 2013.
Business Highlights:

•	Quarterly revenue grew year-over-year for first time in five years

•	Q3 adjusted earnings per share of $0.02 vs. $(0.04) in Q3 2012

•	Gross margin in Q3 of 32.5%; year-over-year increase of 310 basis points

•	Q3 Adjusted EBITDA margin of 16.3%; year-over-year increase of 320 basis points

•	YTD cash flow from operations of $40.0 million vs. $30.9 million for the same period last year

•
Maintains 2013 fully-diluted annual adjusted earnings per share forecast to be in the range $0.06 to $0.09 and maintains projected 2013 annual cash provided by operating activities to be in the range of $38-$45 million

Financial Highlights:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(All dollar amounts in millions, except EPS)	2013	2012	2013	2012
Net Revenue	$101.3	$99.4	$305.9	$309.2
Gross Margin	32.5%	29.4%	33.0%	30.7%
Net (loss) Income attributable to ARC	$(0.5)	$(20.1)	$0.7	$(26.1)
Adjusted Net Income (loss) attributable to ARC	$0.8	$(1.7)	$3.0	$(0.9)
Earnings (loss) per share	$(0.01)	$(0.44)	$0.01	$(0.57)
Adjusted earnings (loss) per share	$0.02	$(0.04)	$0.07	$(0.02)
Cash provided by operating activities	$20.0	$14.0	$40.0	$30.9
Capital Expenditures	$4.8	$4.9	$14.9	$14.2
Debt & Capital Leases (including current)			$213.4	$224.2
Management Commentary
“We’re very happy to have achieved year-over-year organic growth in the third quarter,” said K. “Suri” Suriyakumar, Chairman, President and CEO of ARC Document Solutions, Inc. “After five long years of an unprecedented downturn in the industry, it’s exciting to see our sales trend in a positive direction again.”

“While the non-residential segment of our business has yet to recover, our impressive performance is attributable to the excellent execution of the management team,” Mr. Suriyakumar continued. “On a year-over-year basis we have significantly improved our gross margins, and by positioning ourselves as a document solutions provider, we have dramatically expanded our addressable market. Sales of onsite services are now the largest segment of our business, surpassing our traditional reprographics line for the second quarter in a row, we’ve continued to receive recognition for our innovation in managed print services, and our color services sales have improved year-over-year. We intend to build on these strong performance trends in 2014 as our markets pick up steam.”

“We are continuing to make progress expanding our margins, increasing our cashflow, and changing our capital structure - the very things we promised to do in the fourth quarter of 2012,” said John Toth, ARC Document Solution’s Chief Financial Officer. “Adjusted EBITDA margin for the quarter improved by 320 basis points from a year ago, our cash position improved 21% year-over-year even after $11 million of cash outlays for bond repurchases and restructuring payments during the period, and we generated an increase of 51% in free cash flow over the same period last year.”

Mr. Toth continued, “Thanks to the seven million dollar re-purchase of our bonds early in the third quarter and stronger margin performance, we’ve also made significant progress on our debt-to-EBITDA ratio which is now 3.3 as compared to 3.6 in the second quarter. We’re in an excellent position to end the year with strength and momentum to carry us forward in 2014.”

2013 Third Quarter Supplemental Information:
Net sales were $101.3 million, a 2% increase compared to the third quarter of 2012.

Days sales outstanding in Q3 2013 were 52, which were consistent with 52 days in Q3 2012.

AEC customers comprised approximately 76% of our total net sales, while non-AEC customers made up 24% of our total net sales.

Total number of Onsite Services contracts was approximately 7,500, a gain of nearly 200 contracts in Q3 2013.

Sales from Services and Product Lines as a Percentage of Net Sales
	Three Months Ended
	September 30,
Services and Product Line	2013	2012
Traditional Reprographics	28.5%	31.0%
Onsite Services	30.6%	27.3%
Color Services	20.4%	19.4%
Digital Services	8.2%	8.6%
Equipment and Supplies Sales	12.3%	13.7%
Sales Reporting Format
In February 2013, ARC Document Solutions announced that in its statement of operations the Company would begin reporting net sales under "Service sales" and "Equipment and supplies sales" to better identify and report its individual services and product lines. The two new categories replace the three categories previously used to report net sales of "Reprographics services," "Facilities management," and "Equipment and supplies sales."
"Service sales" includes traditional reprographics services, onsite services, color printing services, and digital services. "Equipment and supplies sales" is self-explanatory. Net sales for the individual services and product lines that comprise each category are reported and reconciled in the Company's "Net Sales by Services and Product Line" table included herein. For historical comparisons, please consult the Company's 2012 annual report on Form 10-K.
Outlook:
ARC Document Solutions maintained its annual adjusted earnings per share forecast for 2013 to be in the range of $0.06 to $0.09 on a fully-diluted basis, and its annual cash flow provided by operations to be in the range of $38 million to $45 million.
Teleconference and Webcast:
ARC Document Solutions will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company's third quarter of 2013. To access the live audio call, dial 1-877-638-9067. International callers may join the conference by dialing 647-438-1131. The conference ID number is 5660213. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at www.e-arc.com.

A replay of the call will be available for seven days after the call's conclusion. To access the replay, dial 1-888-203-1112. International callers may access the replay by dialing 719-457-0820. The conference ID number is 5660213. The webcast will also be made available at www.e-arc.com for approximately 90 days following the call's conclusion.

About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions is a leading document solutions company serving businesses of all types, with an emphasis on the non-residential segment of the architecture, engineering and construction industries. The Company helps more than 90,000 customers reduce costs and increase efficiency in the use of their documents, improve document access and control, and offers a wide variety of ways to print, produce, and store documents. ARC provides its solutions onsite in more than 7,000 of its customers' offices, offsite in service centers around the world, and digitally in the form of proprietary software and web applications. For more information please visit www.e-arc.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as "expected," "consider" "intended," and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)
	September 30,	December 31,
Current assets:	2013	2012
Cash and cash equivalents	$37,054	$28,021
Accounts receivable, net of allowances for accounts receivable of $2,672 and $2,634	58,643	51,855
Inventories, net	13,750	14,251
Deferred income taxes	468	—
Prepaid expenses	4,711	3,277
Other current assets	3,418	6,819
Total current assets	118,044	104,223
Property and equipment, net of accumulated depreciation of $204,231 and $197,830	56,367	56,471
Goodwill	212,608	212,608
Other intangible assets, net	29,436	34,498
Deferred financing fees, net	3,291	4,219
Deferred income taxes	1,269	1,246
Other assets	2,591	2,574
Total assets	$423,606	$415,839
Current liabilities:
Accounts payable	$21,889	$21,215
Accrued payroll and payroll-related expenses	12,834	6,774
Accrued expenses	27,623	22,321
Current portion of long-term debt and capital leases	11,505	13,263
Total current liabilities	73,851	63,573
Long-term debt and capital leases	201,880	209,262
Deferred income taxes	30,938	28,936
Other long-term liabilities	3,122	3,231
Total liabilities	309,791	305,002
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 46,356 and 46,274 shares issued and 46,316 and 46,262 shares outstanding	46	46
Additional paid-in capital	104,572	102,510
Retained earnings	1,382	695
Accumulated other comprehensive income	736	689
	106,736	103,940
Less cost of common stock in treasury, 40 and 12 shares	134	44
Total ARC Document Solutions, Inc. stockholders’ equity	106,602	103,896
Noncontrolling interest	7,213	6,941
Total equity	113,815	110,837
Total liabilities and equity	$423,606	$415,839

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Service sales	$88,830	$85,836	$268,258	$267,291
Equipment and supplies sales	12,422	13,590	37,652	41,936
Total net sales	101,252	99,426	305,910	309,227
Cost of sales	68,372	70,178	205,040	214,348
Gross profit	32,880	29,248	100,870	94,879
Selling, general and administrative expenses	24,019	23,916	72,683	71,346
Amortization of intangible assets	1,610	1,846	5,056	9,244
Goodwill impairment	—	16,707	—	16,707
Restructuring expense	657	—	1,765	—
Income (loss) from operations	6,594	(13,221)	21,366	(2,418)
Other income	(25)	(25)	(86)	(79)
Loss on extinguishment of debt	262	—	262	—
Interest expense, net	5,895	6,982	18,012	21,675
Income (loss) before income tax provision (benefit)	462	(20,178)	3,178	(24,014)
Income tax provision (benefit)	790	(84)	1,946	1,845
Net (loss) income	(328)	(20,094)	1,232	(25,859)
Income attributable to noncontrolling interest	(122)	(18)	(545)	(213)
Net (loss) income attributable to ARC Document Solutions, Inc. shareholders	$(450)	$(20,112)	$687	$(26,072)
(Loss) earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$(0.01)	$(0.44)	$0.01	$(0.57)
Diluted	$(0.01)	$(0.44)	$0.01	$(0.57)
Weighted average common shares outstanding:
Basic	45,976	45,716	45,880	45,641
Diluted	45,976	45,716	45,947	45,641

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to EBIT, EBITDA and Adjusted EBITDA (Dollars in thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Cash flows provided by operating activities (1)	$20,019	$14,029	$40,010	$30,879
Changes in operating assets and liabilities, net of effect of business acquisitions	(9,575)	(6,893)	(7,017)	(2,110)
Non-cash expenses, including depreciation, amortization and restructuring	(10,772)	(27,230)	(31,761)	(54,628)
Income tax provision (benefit)	790	(84)	1,946	1,845
Interest expense, net	5,895	6,982	18,012	21,675
Income attributable to the noncontrolling interest	(122)	(18)	(545)	(213)
EBIT	6,235	(13,214)	20,645	(2,552)
Depreciation and amortization	8,669	8,989	26,090	30,510
EBITDA	14,904	(4,225)	46,735	27,958
Loss on extinguishment of debt	262	—	262	—
Goodwill impairment	—	16,707	—	16,707
Restructuring expense	657	—	1,765	—
Stock-based compensation	728	554	2,049	1,457
Adjusted EBITDA	$16,551	$13,036	$50,811	$46,122
(1) For the three and nine months ended September 30, 2013 cash flows provided by operating activities includes $0.7 million and $3.3 million, respectively, in cash payments related to restructuring.

ARC Document Solutions, Inc.
Non-GAAP Measures
Reconciliation of net (loss) income attributable to ARC to unaudited adjusted net income (loss) attributable to ARC
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net (loss) income attributable to ARC Document Solutions, Inc.	$(450)	$(20,112)	$687	$(26,072)
Loss on extinguishment of debt	262	—	262	—
Goodwill impairment	—	16,707	—	16,707
Restructuring expense	657	—	1,765	—
Change in trade name impact to amortization	—	—	—	3,158
Interest rate swap related costs	—	776	—	3,047
Income tax benefit related to above items	(359)	(4,230)	(790)	(6,279)
Deferred tax valuation allowance and other discrete tax items	685	5,142	1,073	8,575
Unaudited adjusted net income (loss) attributable to ARC Document Solutions, Inc.	$795	$(1,717)	$2,997	$(864)

Actual:
(Loss) earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$(0.01)	$(0.44)	$0.01	$(0.57)
Diluted	$(0.01)	$(0.44)	$0.01	$(0.57)
Weighted average common shares outstanding:
Basic	45,976	45,716	45,880	45,641
Diluted	45,976	45,716	45,947	45,641

Adjusted:
Earnings (loss) per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.02	$(0.04)	$0.07	$(0.02)
Diluted	$0.02	$(0.04)	$0.07	$(0.02)
Weighted average common shares outstanding:
Basic	45,976	45,716	45,880	45,641
Diluted	46,487	45,716	45,947	45,641

ARC Document Solutions, Inc.
Non-GAAP Measures
Reconciliation of net (loss) income attributable to ARC Document Solutions, Inc. shareholders to EBIT, EBITDA and Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net (loss) income attributable to ARC Document Solutions, Inc. shareholders	$(450)	$(20,112)	$687	$(26,072)
Interest expense, net	5,895	6,982	18,012	21,675
Income tax provision (benefit)	790	(84)	1,946	1,845
EBIT	6,235	(13,214)	20,645	(2,552)
Depreciation and amortization	8,669	8,989	26,090	30,510
EBITDA	14,904	(4,225)	46,735	27,958
Loss on extinguishment of debt	262	—	262	—
Goodwill impairment	—	16,707	—	16,707
Restructuring expense	657	—	1,765	—
Stock-based compensation	728	554	2,049	1,457
Adjusted EBITDA	$16,551	$13,036	$50,811	$46,122

ARC Document Solutions, Inc. Net Sales by Product Line (Dollars in thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Service Sales
Traditional reprographics	$28,907	$30,820	$88,981	$98,427
Color	20,638	19,335	63,389	59,839
Digital	8,295	8,565	25,346	27,763
Subtotal(1)	57,840	58,720	177,716	186,029
Onsite services(2)	30,990	27,116	90,542	81,262
Total services sales	88,830	85,836	268,258	267,291
Equipment and supplies sales	12,422	13,590	37,652	41,936
Total net sales	$101,252	$99,426	$305,910	$309,227
(1) For comparison purposes this subtotal agrees with reprographics services historically reported prior to the 2012 Annual Report on Form 10-K.
(2) Represents work done at our customer sites, which includes Facilities Management ("FM") and Managed Print Services ("MPS").
Non-GAAP Financial Measures.
EBIT, EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.

We present EBIT, EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, we believe EBIT is the best measure of operating segment profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating segment-level compensation and we use EBITDA to measure performance for determining consolidated-level compensation. In addition, we use EBIT and EBITDA to evaluate potential acquisitions and potential capital expenditures.
EBIT, EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT, EBITDA and related ratios only as supplements. For more information, see our interim Condensed Consolidated Financial Statements and related notes on our 2013 third quarter report on Form 10-Q. Additionally, please refer to our 2012 Annual Report on Form 10-K.
Our presentation of adjusted net income and adjusted EBITDA over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.
Specifically, we have presented adjusted net income (loss) attributable to ARC and adjusted earnings (loss) per share attributable to ARC shareholders for the three and nine months ended September 30, 2013 and 2012 to reflect the exclusion of amortization impact related specifically to the change in useful lives of trade names, loss on extinguishment of debt, goodwill impairment, restructuring expense, interest rate swap related costs, and changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three and nine months ended September 30, 2013 and 2012. We believe these charges were the result of the current macroeconomic environment, our capital restructuring, or other items which are not indicative of our actual operating performance.
We presented adjusted EBITDA in three and nine months ended September 30, 2013 and 2012 to exclude stock-based compensation expense, restructuring expense, goodwill impairment and loss on extinguishment of debt. The adjustment of EBITDA for non-cash adjustments is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.

ARC Document Solutions Consolidated Statements of Cash Flows (Dollars in thousands) (Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Cash flows from operating activities
Net (loss) income	$(328)	$(20,094)	$1,232	$(25,859)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Allowance for accounts receivable	105	128	551	532
Depreciation	7,059	7,143	21,034	21,266
Amortization of intangible assets	1,610	1,846	5,056	9,244
Amortization of deferred financing costs	270	276	831	812
Amortization of bond discount	168	156	500	453
Goodwill impairment	—	16,707	—	16,707
Stock-based compensation	728	554	2,049	1,457
Deferred income taxes	182	(3,797)	918	(4,301)
Deferred tax valuation allowance	386	3,854	560	6,766
Restructuring expense, non-cash portion	70	—	363	—
Amortization of derivative, net of tax effect	—	486	—	1,908
Other non-cash items, net	194	(123)	(101)	(216)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	4,491	2,796	(7,358)	(3,331)
Inventory	441	(1,081)	721	(2,666)
Prepaid expenses and other assets	(1,102)	(795)	1,988	(1,201)
Accounts payable and accrued expenses	5,745	5,973	11,666	9,308
Net cash provided by operating activities	20,019	14,029	40,010	30,879
Cash flows from investing activities
Capital expenditures	(4,814)	(4,932)	(14,856)	(14,194)
Other	83	317	622	133
Net cash used in investing activities	(4,731)	(4,615)	(14,234)	(14,061)
Cash flows from financing activities
Proceeds from stock option exercises	—	—	—	79
Proceeds from issuance of common stock under Employee Stock Purchase Plan	4	—	13	28
Share repurchases, including shares surrendered for tax withholding	—	—	(90)	—
Proceeds from borrowings on long-term debt agreements	—	—	402	—
Payments of debt extinguishment costs	(66)	—	(66)	—
Early extinguishment of long-term debt	(7,000)	—	(7,000)	—
Payments on long-term debt agreements and capital leases	(2,988)	(3,575)	(9,395)	(12,041)
Net (repayments) borrowings under revolving credit facilities	(228)	1,424	(438)	1,041
Payment of deferred financing costs	—	—	—	(839)
Dividends paid to noncontrolling interest	(485)	—	(485)	—
Net cash used in financing activities	(10,763)	(2,151)	(17,059)	(11,732)
Effect of foreign currency translation on cash balances	152	(47)	316	11
Net change in cash and cash equivalents	4,677	7,216	9,033	5,097
Cash and cash equivalents at beginning of period	32,377	23,318	28,021	25,437
Cash and cash equivalents at end of period	$37,054	$30,534	$37,054	$30,534
Supplemental disclosure of cash flow information
Noncash financing activities
Capital lease obligations incurred	$2,491	$1,781	$6,737	$8,511